Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
In connection with the Transition report of ioneer Ltd (the “Company”) on Form 20-F for the six months ended December 31, 2025 (the “Transition Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Bernard Rowe, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Transition Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, as amended; and

2.	the information contained in the Transition Report fairly presents, in all material respects, the financial condition and results of operations of ioneer Ltd.

Date:	April 29, 2026

By:	/s/ Bernard Rowe
Name:	Bernard Rowe
Title:	Managing Director and Chief Executive Officer
(principal executive officer)